Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 26, 1998 incorporated by reference in Texaco Inc.'s Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this Registration Statement.


                                        ARTHUR ANDERSEN LLP



New York, New York
March 4, 1999